Filed Pursuant to Rule 424(b)(2)
File No. 333-223282
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.500% Notes Due 2025	$1,500,000,000	99.892%	$1,498,380,000	$194,489.72
3.400% Notes Due 2030	$1,600,000,000	99.987%	$1,599,792,000	$207,653.00
4.375% Notes Due 2050	$1,000,000,000	99.494%	$994,940,000	$129,143.21
Total				$531,285.94

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended.

(2)
A registration fee of $ $531,285.94 has been paid with respect to this offering.

Prospectus Supplement
(To Prospectus dated February 28, 2018)
$4,100,000,000
American International Group, Inc.
$1,500,000,000 2.500% Notes Due 2025
$1,600,000,000 3.400% Notes Due 2030
$1,000,000,000 4.375% Notes Due 2050

We are offering $1,500,000,000 principal amount of our 2.500% Notes due 2025 (the “2025 Notes”), $1,600,000,000 principal amount of our 3.400% Notes due 2030 (the “2030 Notes”) and $1,000,000,000 principal amount of our 4.375% Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030, the “Notes”).
The 2025 Notes will bear interest at the rate of 2.500% per annum, accruing from May 11, 2020 and payable semi-annually in arrears on each June 30 and December 30, beginning on December 30, 2020. The 2030 Notes will bear interest at the rate of 3.400% per annum, accruing from May 11, 2020 and payable semi-annually in arrears on each June 30 and December 30, beginning on December 30, 2020. The 2050 Notes will bear interest at the rate of 4.375% per annum, accruing from May 11, 2020 and payable semi-annually in arrears on each June 30 and December 30, beginning on December 30, 2020. The 2025 Notes will mature on June 30, 2025, the 2030 Notes will mature on June 30, 2030 and the 2050 Notes will mature on June 30, 2050. The Notes will be sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of the other series of Notes. We may sell the 2025 Notes, the 2030 Notes, the 2050 or any combination thereof.
We may redeem some or all of the Notes of any series at any time at the redemption price described in “Description of the Notes — Early Redemption.”
The Notes will be our unsecured obligations and will rank equally with all of our other existing and future unsecured indebtedness. The Notes will be structurally subordinated to secured and unsecured debt of our subsidiaries, which is significant. The Notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
Investing in the Notes involves risks. Before investing in any Notes offered hereby, you should consider carefully each of the risk factors set forth in “Risk Factors” beginning on page S-5 of this prospectus supplement, Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A. of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Initial Public Offering Price	Underwriting Discount	Proceeds, before expenses, to AIG
Per 2025 Note	99.892%(1)	0.350%	99.542%
2025 Notes Total	$1,498,380,000	$5,250,000	$1,493,130,000
Per 2030 Note	99.987%(1)	0.450%	99.537%
2030 Notes Total	$1,599,792,000	$7,200,000	$1,592,592,000
Per 2050 Note	99.494%(1)	0.875%	98.619%
2050 Notes Total	$994,940,000	$8,750,000	$986,190,000

(1)
Plus interest accrued on the Notes from May 11, 2020, if any.

The underwriters expect to deliver each series of Notes to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, or Clearstream Banking S.A. (“Clearstream”), on or about May 11, 2020.
Global Coordinators and Joint Book-Running Managers
Citigroup	J.P. Morgan
Joint Book-Running Managers
BNP PARIBAS	BofA Securities	HSBC	Morgan Stanley	RBC Capital Markets	US Bancorp
Senior Co-Managers
Barclays Mizuho Securities	Credit Agricole CIB NatWest Markets UniCredit Capital Markets LLC	Credit Suisse PNC Capital Markets LLC	Deutsche Bank Securities Inc. SMBC Nikko Wells Fargo Securities, LLC	Goldman Sachs & Co. LLC Standard Chartered Bank
Co-Managers
Academy Securities Great Pacific Securities MUFG	ANZ Securities ICBC Standard nabSecurities, LLC	Bank of Ireland ING Natixis	BBVA Loop Capital Markets Ramirez & Co., Inc.	CastleOak Securities, L.P. Mischler Financial Group, Inc. R. Seelaus & Co., LLC	Drexel Hamilton M&T Securities Santander
Scotiabank				SOCIETE GENERALE
Siebert Williams Shank
Prospectus Supplement dated May 6, 2020

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
PRIIPs Regulation/Prospectus Regulation/Prohibition of Sales to EEA and United Kingdom Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
S-i

Prospectus Supplement
Prospectus
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding AIG’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and not its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus and other publicly available documents, including the documents incorporated herein and therein by reference, may include, and officers and representatives of AIG may from time to time make and discuss, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only a belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal” or “estimate.” These projections, goals, assumptions and statements may relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, the effect of catastrophes and macroeconomic events, such as COVID-19, anticipated dispositions, monetization and/or acquisitions of businesses or assets or successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results.
It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:
•
the adverse impact of COVID-19, including with respect to AIG’s business, financial condition and results of operations;

•
changes in market and industry conditions, including the significant global economic slowdown, general market declines and disruptions to AIG’s operations driven by COVID-19 and responses thereto, including new or changed governmental policy and regulatory actions;

•
the occurrence of catastrophic events, both natural and man-made, including COVID-19, pandemics, and the effects of climate change;

•
AIG’s ability to effectively execute on AIG 200 operational programs designed to achieve underwriting excellence, modernization of AIG’s operating infrastructure, enhanced user and customer experiences and unification of AIG;

•
AIG’s ability to consummate the sale of its controlling interest in Fortitude Group Holdings, LLC and AIG’s ability to successfully manage Legacy Portfolios;

•
changes in judgments concerning potential cost saving opportunities;

•
actions by credit rating agencies;

•
changes in judgments concerning insurance underwriting and insurance liabilities;

•
the impact of potential information technology, cybersecurity or data security breaches, including as a result of cyber-attacks or security vulnerabilities, the likelihood of which may increase due to extended remote business operations as a result of COVID-19;

•
disruptions in the availability of AIG’s electronic data systems or those of third parties;

•
the effectiveness of strategies to recruit and retain key personnel and to implement effective succession plans;

•
the requirements, which may change from time to time, of the global regulatory framework to which AIG is subject;

•
significant legal, regulatory or governmental proceedings;

•
concentrations in AIG’s investment portfolios;

•
changes to the valuation of AIG’s investments;

S-iv

•
AIG’s ability to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses;

•
changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill;

•
the effectiveness of our risk management policies and procedures, including with respect to our business continuity and disaster recovery plans; and

•
such other factors discussed in:

•
the “Risk Factors” section of this prospectus supplement,

•
Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s Annual Report on Form 10-K for the year ended December 31, 2019, and

•
Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of AIG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Unless the context otherwise requires, the term “AIG” in this “Cautionary Statement Regarding Forward-Looking Information” section means American International Group, Inc. and its consolidated subsidiaries.
S-v

WHERE YOU CAN FIND MORE INFORMATION
AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. AIG’s SEC filings are available to the public through:
•
the SEC’s website at www.sec.gov; and

•
the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG.”
AIG has filed with the SEC a registration statement on Form S-3 relating to the Notes. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.
The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC), which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the Notes to which this prospectus supplement relates are sold or the offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):
(1)
Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 21, 2020.

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 5, 2020.

(3)
The definitive proxy statement on Schedule 14A filed on March 31, 2020.

(4)
Current Reports on Form 8-K filed on February 13, 2020, February 13, 2020, February 25, 2020, March 12, 2020, March 19, 2020 and May 4, 2020.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 175 Water Street, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
S-vi

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, Item 1A. of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
American International Group, Inc.
AIG, a Delaware corporation, is a leading global insurance organization. Building on its long history, it provides a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in more than 80 countries and jurisdictions. Its diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG’s principal executive offices are located at 175 Water Street, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Summary of the Offering
The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities AIG May Offer” in the accompanying prospectus.
Issuer
American International Group, Inc.
Notes Offered
$1,500,000,000 principal amount of 2.500% Notes due 2025 (the “2025 Notes”)
$1,600,000,000 principal amount of 3.400% Notes due 2030 (the “2030 Notes”)
$1,000,000,000 principal amount of 4.375% Notes due 2050 (the “2050 Notes”)
Maturity Dates
The 2025 Notes will mature on June 30, 2025.
The 2030 Notes will mature on June 30, 2030.
The 2050 Notes will mature on June 30, 2050.
Interest Rates and Payment Dates
The 2025 Notes will bear interest at the rate of 2.500% per annum payable semi-annually in arrears on each of June 30 and December 30, beginning on December 30, 2020.
The 2030 Notes will bear interest at the rate of 3.400% per annum payable semi-annually in arrears on each of June 30 and December 30, beginning on December 30, 2020.
The 2050 Notes will bear interest at the rate of 4.375% per annum payable semi-annually in arrears on each of June 30 and December 30, beginning on December 30, 2020.
Form and Denomination
The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Ranking
The Notes will be unsecured obligations of American International Group, Inc. and will rank equally with all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur” for a further discussion of those obligations.
In addition, the Notes will be structurally subordinated to the secured and unsecured debt of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.”
Early Redemption
At any time prior to May 30, 2025, in the case of the 2025 Notes, at any time prior to March 30, 2030, in the case of the 2030 Notes or at any time prior to December 30, 2049, in the case of the 2050 Notes, we may redeem the Notes of that series, in whole or in part, at any time at our option at a price equal to the greater of (i) the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the series of Notes to be redeemed discounted to the date of redemption as described in “Description of the Notes — Early Redemption,” plus, in each case, accrued and unpaid interest to but excluding the date of the redemption.
At any time on or after May 30, 2025, in the case of the 2025 Notes, at any time on or after March 30, 2030, in the case of the 2030 Notes or at any time on or after December 30, 2049, in the case of the 2050 Notes, we may redeem the Notes of that series, in whole or in part, at a redemption price equal to 100% of the principal amount of the series of Notes being redeemed, plus accrued and unpaid interest to but excluding the date of redemption.
Covenants
The terms of the Notes and the indenture governing each series of Notes limit our ability and the ability of certain of our subsidiaries to incur certain liens without equally and ratably securing the Notes. See “Description of the Notes — Limitation on Liens Covenant” for a further discussion. Other than this covenant, the terms of the Notes will contain limited protections for holders of the Notes. In particular, the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
engage in a change of control transaction;

•
subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
pay dividends;

•
sell assets;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

Use of Proceeds
Net proceeds to us will be approximately $4,070,900,000 after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the retirement of our debt. See “Use of Proceeds”.
Further Issuances
We may create and issue further notes ranking equally and ratably with any series of Notes in all respects, on the same terms and conditions (except that the initial public offering price and issue date may vary), so that such further notes will constitute and form a single series with such series of Notes being offered by this prospectus supplement.
Listing
We are not applying to list the Notes on any securities exchange or to include the Notes in any automated quotation system.

Trustee and Paying Agent
The trustee and paying agent for each series of Notes is The Bank of New York Mellon.
Governing Law
The indenture and the supplemental indentures under which the Notes are being issued and the Notes will be governed by the laws of the State of New York.
Risk Factors
Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should consider carefully the specific risk factors described in “Risk Factors” in this prospectus supplement, Part I, Item 1A. of AIG’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A. of AIG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, before purchasing any Notes.

RISK FACTORS
An investment in the Notes involves certain risks. You should carefully consider the risks described below, in Part I, Item 1A. of AIG’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A. of AIG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any Notes. Events relating to any of the following risks, or other risks and uncertainties, could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the Notes could decline, or we may be unable to meet our obligations under the Notes, which in turn could cause you to lose all or part of your investment.
The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur.
The Notes will be our unsecured obligations and will rank effectively junior to any secured obligations we may incur, to the extent of the collateral securing those obligations. For example, if we were unable to repay indebtedness or meet other obligations under our secured debt, the holders of that secured debt may have the right to foreclose upon and sell the assets that secure that debt. In such an event, it is possible that we would not have sufficient funds to pay amounts due on the Notes.
In addition, if we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt, and any of our secured indebtedness will be entitled to be paid in part or in full, to the extent of our pledged assets or the pledged assets of the guarantors securing that indebtedness before any payment may be made with respect to the Notes from such pledged assets. Secured lenders not paid in full from pledged assets may be entitled to an unsecured claim for the balance of their debt (or such lesser amount as any applicable limited recourse may provide). Holders of the Notes will participate ratably in our remaining assets with all holders of any unsecured indebtedness that does not rank junior to the Notes, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes would likely receive less, ratably, than holders of our secured indebtedness.
The indenture relating to each series of Notes and the terms of the Notes contain limited protection for holders of the Notes.
The indenture (described further in “Description of the Notes” below and “Description of Debt Securities AIG May Offer — The Senior, Subordinated and Junior Debt Indentures” in the accompanying prospectus) under which each series of Notes will be issued and the terms of the Notes offer limited protection to holders of the Notes. In particular, the terms of the indenture and the terms of the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
engage in a change of control transaction;

•
subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
pay dividends;

•
sell assets;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

Furthermore, the terms of the indenture and the terms of the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition or results of operations, as they will not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. In addition, the Notes do not provide for a step-up in interest on, or any other protection against, a decline in our credit ratings.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the indenture or the Notes could negatively affect the value of the Notes.
In addition, our existing credit facilities include more protections for the lenders thereunder than are available to holders of the Notes under the indenture and the terms of the Notes. For example, subject to certain exceptions, our existing credit facilities restrict our ability and the ability of certain of our subsidiaries to, among other things, incur certain types of liens, merge, consolidate, sell all or substantially all of our assets and engage in transactions with affiliates. Our existing credit facilities also require us to maintain a specified total consolidated net worth and consolidated total debt to consolidated total capitalization. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under our existing credit facilities, and the lenders thereunder could, among other things, declare any outstanding borrowings under our existing credit facilities immediately due and payable. However, because the Notes do not contain similar covenants, such events may not constitute an event of default under the Notes and the holders of the Notes would not be able to accelerate the payment under the Notes. As a result, holders of the Notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or note holders, to the extent the instruments they hold include similar protections.
We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.
We are a holding company and we conduct substantially all of our operations through subsidiaries. We are also permitted, subject to certain limitations under our existing indebtedness and limits that may be imposed by regulatory agencies, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” the indenture relating to each series of Notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of March 31, 2020, we had approximately $36.7 billion of consolidated debt (including approximately $10.2 billion of subsidiary debt obligations not guaranteed by us). See “Capitalization” below for our outstanding debt as adjusted to give effect to this offering.
We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the Notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels or because of regulatory limits.
Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of any preferred equity interest holders and creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. To the extent that we are a creditor of a subsidiary, our claims would be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us. As a result, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of American International Group, Inc. as the source of payment for the Notes, and not those of our subsidiaries.
The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient.
Each series of Notes being offered by this prospectus supplement and the accompanying prospectus is a new issue of securities for which there is currently no active trading market. We do not intend to list any series of Notes on any securities exchange or include any series of Notes in any automated quotation system. The underwriters currently intend, but are not obligated, to make a market for the Notes and may cease doing so at any time. As a result, an active trading market may not develop for the Notes, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes at their fair market value or at all.
Whether or not a trading market for any series of Notes develops, neither we nor the underwriters can provide any assurance about the market price of the Notes. Several factors, many of which are beyond our control, might influence the market value of the Notes, including:

•
our creditworthiness and financial condition (whether actual or perceived);

•
actions by credit rating agencies;

•
the market for similar securities;

•
prevailing interest rates;

•
the time remaining until the Notes mature; and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes, regardless of our prospects and financial performance and condition.
As a result of one or more of those factors, the Notes that an investor purchases may trade at a discount to the price that the investor paid for such Notes. Moreover, these factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor.
There are potential conflicts of interest between investors in the Notes and the quotation agent.
AIG Markets, Inc., our subsidiary, will serve as the quotation agent in connection with any redemption of the Notes. The quotation agent will determine the redemption price of the Notes. The quotation agent will exercise discretion and judgment in performing these duties. Absent manifest error, all determinations by the quotation agent will be final and binding on investors, without any liability on our part. The exercise of this discretion by the quotation agent could adversely affect the redemption price of the Notes. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the quotation agent, even though the quotation agent may have a conflict of interest at the time of such determinations.
Our credit ratings may not reflect all risks of an investment in the Notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors, including the risks and uncertainties associated with COVID-19 and the impact it may have on our business, results of operations and financial condition, discussed in this prospectus supplement and the accompanying prospectus on the value of the Notes. Any rating assigned to us or the Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes. Ratings may be impacted by a number of factors that can change over time, including, but not limited to, the credit rating agency’s assessment of:
•
our strategy and management’s capability;

•
our financial condition, including in respect of capital, funding and liquidity;

•
competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent;

•
the level of political support for the industries in which we operate;

•
legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors; and

•
the adverse impact of the COVID-19 crisis and the actions taken by governmental and regulatory authorities in response thereto.

USE OF PROCEEDS
The net proceeds to us from the sale of the Notes, after deduction of underwriting discounts and estimated offering expenses payable by us, are anticipated to be approximately $4,070,900,000. We intend to use the net proceeds from this offering for general corporate purposes, which may include the retirement of our debt.

CAPITALIZATION
The following table sets forth our consolidated cash and our consolidated capitalization as of March 31, 2020:
•
on an actual basis; and

•
as adjusted to give effect to the offering of the Notes.

You should read the information in this table together with our consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	At March 31, 2020
	Actual	As Adjusted for the Issuance of the Notes
	(In millions)
Cash	$2,738	$6,809
Debt:
Debt issued or guaranteed by AIG:
General Borrowings
Notes and bonds payable	20,682	24,782
AIG Japan Holdings Kabushiki Kaisha	349	349
Junior subordinated debt	1,895	1,895
Borrowings supported by assets:
Series AIGFP matched notes and bonds payable	21	21
Other	2,276	2,276
Other subsidiaries’ debt not guaranteed by AIG	45	45
Total long-term debt	25,268	29,368
Syndicated credit facility	1,300	1,300
Debt of consolidated investment entities – not guaranteed by AIG	10,142	10,142
Total debt	36,710	40,810
Shareholders’ equity:
Preferred Stock, $5.00 par value; 100,000,000 shares authorized; 20,000 shares of Series A Preferred Stock issued	485	485
Common stock, $2.50 par value; 5,000,000,000 shares authorized; shares issued: 1,906,671,492	4,766	4,766
Treasury stock, at cost; 1,045,380,884 shares of common stock	(49,334)	(49,334)
Additional paid-in capital	81,188	81,188
Retained earnings	24,062	24,062
Accumulated other comprehensive income	(994)	(994)
Total AIG shareholders’ equity	60,173	60,173
Non-redeemable noncontrolling interests	1,670	1,670
Total equity	61,843	61,843
Total capitalization	$98,553	$102,653

DESCRIPTION OF THE NOTES
We have summarized below certain terms of the 2.500% Notes due 2025 (the “2025 Notes”), the 3.400% Notes due 2030 (the “2030 Notes”) and the 4.375% Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030 Notes, the “Notes”). This summary supplements and amends the general description of the Notes contained in the accompanying prospectus. Any information regarding the Notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede any inconsistent information in the accompanying prospectus.
You should refer to the Indenture, dated as of October 12, 2006, between us and The Bank of New York Mellon, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, and with respect to each series of Notes, as further supplemented by the applicable supplemental indenture governing such series of Notes. The Indenture, as so supplemented, is referred to as the “Indenture” in this prospectus supplement. The Indenture, including these supplemental indentures, has been filed as an exhibit to the registration statement, or will be filed as an exhibit to our Current Report on Form 8-K relating to this offering. The following summary, together with the descriptions in the accompanying prospectus, of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of terms therein. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for details on how you may obtain a copy of the Indenture from us.
Each series of Notes will be issued as a separate series of the debt securities under the Indenture, as described herein and in the accompanying prospectus.
General
Each series of Notes will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by Global Notes (as defined below) registered in the name of The Depository Trust Company (“DTC”) or its nominee.
The Notes will be unsecured obligations of AIG and will rank equally with all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur” in this prospectus supplement for additional information on this risk. In addition, the Notes will be structurally subordinated to all future and existing obligations of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries” in this prospectus supplement for additional information on this risk.
The 2025 Notes will be issued in an initial aggregate principal amount of $1,500,000,000. The 2030 Notes will be issued in an initial aggregate principal amount of $1,600,000,000. The 2050 Notes will be issued in an initial aggregate principal amount of $1,000,000,000. We may, without the consent of the holders of the Notes of a series, increase the principal amount of the Notes of such series by issuing additional notes on the same terms and conditions (except that the initial public offering price, issue date and initial interest payment date may vary) and with the same CUSIP number, ISIN and common code as the Notes of such series being offered by this prospectus supplement. The Notes of such series being offered by this prospectus supplement and any additional notes of the same series would rank equally and ratably and would be treated as a single class for all purposes of the Indenture.
The 2025 Notes will mature on June 30, 2025, the 2030 Notes will mature on June 30, 2030 and the 2050 Notes will mature on June 30, 2050. Principal of and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 240 Greenwich Street, New York, New York 10286. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.
The Notes do not provide for any sinking fund or permit holders to require us to repurchase the Notes.

For so long as the Notes are in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. We may issue definitive Notes in the limited circumstances set forth in “— Book-Entry System” below.
“Business Day” for the purposes of the Notes means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Interest
The 2025 Notes will bear interest at the rate of 2.500% per annum, payable semi-annually in arrears on each June 30 and December 30, commencing on December 30, 2020 to holders of record on the immediately preceding June 15 and December 15. The 2030 Notes will bear interest at the rate of 3.400% per annum, payable semi-annually in arrears on each June 30 and December 30, commencing on December 30, 2020, to holders of record on the immediately preceding June 15 and December 15. The 2050 Notes will bear interest at the rate of 4.375% per annum, payable semi-annually in arrears on each June 30 and December 30, commencing on December 30, 2020, to holders of record on the immediately preceding June 15 and December 15. Interest on each series of Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. On the maturity date of each series of Notes, holders will be entitled to receive 100% of the principal amount of such series of Notes plus accrued and unpaid interest, if any. If any interest payment date or the maturity date of the Notes falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
Early Redemption
At any time prior to May 30, 2025 in the case of the 2025 Notes, at any time prior to March 30, 2030 in the case of the 2030 Notes and at any time prior to December 30, 2049, in the case of the 2050 Notes, we will have the right to redeem the Notes of such series, in whole or in part, at a redemption price equal to the greater of:
•
100% of the principal amount of the Notes of such series to be redeemed; and

•
as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) (assuming for such purpose that the 2025 Notes mature on May 30, 2025, that the 2030 Notes mature on March 30, 2030 and that the 2050 Notes mature on December 30, 2049), discounted to the redemption date, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the adjusted treasury rate, plus 35 basis points in the case of the 2025 Notes, plus 40 basis points in the case of the 2030 Notes and plus 45 basis points in the case of the 2050 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
At any time on or after May 30, 2025, in the case of the 2025 Notes, at any time on or after March 30, 2030, in the case of the 2030 Notes and at any time on or after December 30, 2049, in the case of the 2050 Notes, we may redeem the Notes of such series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest to but excluding the date of redemption.
The definitions of certain terms used in this section are listed below.
“Adjusted treasury rate” means, with respect to any redemption date of any series of Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.
“Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for such purpose that the 2025 Notes mature on May 30, 2025, the 2030 Notes mature on March 30, 2030 and that the 2050 Notes mature on December 30, 2049) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.
“Quotation agent” means AIG Markets, Inc. or any other firm appointed by us, acting as quotation agent. AIG Markets, Inc. is our subsidiary.
“Reference treasury dealer” means:
•
Citigroup Global Markets Inc. and J.P. Morgan Securities LLC or the respective successor of any of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer; and

•
any other primary treasury dealer selected by the quotation agent after consultation with us.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. on the third Business Day preceding such redemption date.
All calculations made by the quotation agent for the purposes of calculating the redemption price of the Notes shall be conclusive and binding on the holders of the Notes, the trustee and us, absent manifest error. See “Risk Factors — There are potential conflicts of interest between investors in the Notes and the quotation agent.”
If less than all of the Notes of any series are to be redeemed at any time, selection of the Notes of that series for redemption will be made by the trustee in accordance with the procedures of DTC, provided that the unredeemed portion of the principal amount of any Note shall be in a denomination of not less than $2,000.
We will give to DTC a notice of redemption at least 30 days but not more than 60 days before the redemption date. If the Notes of any series are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note of such series in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notice by DTC to its participants and by participants to “street name” holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. The redemption may be conditioned upon the occurrence of one or more conditions precedent.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of such series or portions thereof called for redemption. If a redemption date falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
Limitation on Liens Covenant
We have made a covenant with respect to the Notes of each series that we will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary unless the Notes and, if we so elect, any of our other indebtedness ranking at least pari passu with the Notes, are secured equally and ratably with (or prior to) such other secured indebtedness. For purpose of this covenant, “Designated Subsidiary” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which exceed 20% of our consolidated assets, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter. As of March 31, 2020, AGC Life Insurance Company, AIG Life Holdings, Inc., AIG Property Casualty Inc., AIG Property Casualty U.S., Inc., American General Life Insurance Company and SAFG Retirement Services, Inc. had assets that exceeded 20% of our consolidated assets.
Other than the covenant described above and the provisions described in “Description of Debt Securities AIG May Offer — Special Situations — Mergers and Similar Transactions” in the accompanying prospectus, the Indenture or the Notes do not contain other provisions that afford holders of the Notes of any series protection in the event we:
•
engage in a change of control transaction;

•
subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•
sell assets;

•
pay dividends;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the Notes.

See “Risk Factors — The indenture relating to each series of Notes and the terms of the Notes contain limited protection for holders of the Notes” for a further discussion of the limited protections provided to holders of the Notes.
Defeasance
The defeasance provisions of the Indenture will apply to the Notes. See “Description of Debt Securities AIG May Offer — Defeasance” beginning on page 10 in the accompanying prospectus.
Governing Law
The Indenture and the Notes of each series will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry System
The Notes of each series will be issued in the form of one or more permanent registered securities in global form (“Global Notes”), registered in the name of DTC or its nominee. Purchasers of the Notes of any series may hold beneficial interests in the Global Notes through DTC, or through the accounts that Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) maintain as participants in DTC. For more information concerning DTC and its book-entry system as well as Clearstream and Euroclear, see “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.
Notes represented by Global Notes will be exchangeable for Note certificates, registered in the names of owners of beneficial interests in the Global Notes, with the same terms and in authorized denominations, only if:
•
the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for the Global Notes and we do not appoint another institution to act as depositary within 90 days;

•
we notify the trustee that we wish to terminate the Global Notes; or

•
an event of default has occurred with regard to the Notes and has not been cured or waived.

In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery of the Notes represented by the Global Notes of such series equal in principal amount to that beneficial interest and to have those Notes registered in its name. Notes of such series so issued will be in definitive registered form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes of such series so registered can be transferred by presentation for registration of transfer to the transfer agent at its corporate trust office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or its attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes of such series.
If the Global Notes are terminated, only DTC, as depositary, and not we or the trustee, is responsible for deciding the names of the persons in whose names the Notes delivered in exchange will be registered and, therefore, who will be the holders of those Notes.
Concerning the Trustee
The Bank of New York Mellon will initially be the trustee under the Indenture and also the paying agent and the transfer agent and registrar for each series of Notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. See “Description of Debt Securities AIG May Offer — Our Relationship with the Trustee” beginning on page 13 in the accompanying prospectus.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS
The material United States federal income tax consequences described in “Material United States Taxation Considerations — Taxation of Debt Securities” in the accompanying prospectus in respect of owning, selling and disposing of debt securities apply to each series of Notes.
As described under “Material United States Taxation Considerations — Taxation of Debt Securities — FATCA Withholding” in the accompanying prospectus, payments of gross proceeds from a sale or other disposition of debt securities could be subject to FATCA withholding. However, the U.S. Treasury Department released proposed regulations that, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of the Notes. In its preamble to such proposed regulations, the U.S. Treasury Department has stated that taxpayers may generally rely on the proposed regulation until final regulations are issued.
Additionally, as described under “Material United States Taxation Considerations — Taxation of Debt Securities” in the accompanying prospectus, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as global coordinators, joint book-running managers and representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of each series of Notes set forth opposite their names below:
Underwriters	Principal Amount of the 2025 Notes	Principal Amount of the 2030 Notes	Principal Amount of the 2050 Notes
Citigroup Global Markets Inc.	$165,000,000	$176,000,000	$110,000,000
J.P. Morgan Securities LLC	165,000,000	176,000,000	110,000,000
BNP Paribas Securities Corp.	80,000,000	85,334,000	53,334,000
BofA Securities, Inc.	80,000,000	85,334,000	53,334,000
HSBC Securities (USA) Inc.	80,000,000	85,334,000	53,334,000
Morgan Stanley & Co. LLC	80,000,000	85,333,000	53,333,000
RBC Capital Markets, LLC	80,000,000	85,333,000	53,333,000
U.S. Bancorp Investments, Inc.	80,000,000	85,333,000	53,333,000
Barclays Capital Inc.	46,875,000	50,000,000	31,250,000
Credit Agricole Securities (USA) Inc.	46,875,000	50,000,000	31,250,000
Credit Suisse Securities (USA) LLC	46,875,000	50,000,000	31,250,000
Deutsche Bank Securities Inc.	46,875,000	50,000,000	31,250,000
Goldman Sachs & Co. LLC	46,875,000	50,000,000	31,250,000
Mizuho Securities USA LLC	46,875,000	50,000,000	31,250,000
NatWest Markets Securities Inc.	46,875,000	50,000,000	31,250,000
PNC Capital Markets LLC	46,875,000	50,000,000	31,250,000
SMBC Nikko Securities America, Inc.	46,875,000	50,000,000	31,250,000
Standard Chartered Bank	46,875,000	50,000,000	31,250,000
UniCredit Capital Markets LLC	46,875,000	50,000,000	31,250,000
Wells Fargo Securities, LLC	46,875,000	50,000,000	31,250,000
ANZ Securities, Inc.	8,750,000	9,333,000	5,833,000
BBVA Securities Inc.	8,750,000	9,333,000	5,833,000
ICBC Standard Bank Plc	8,750,000	9,333,000	5,833,000
ING Financial Markets LLC	8,750,000	9,333,000	5,833,000
M&T Securities, Inc.	8,750,000	9,333,000	5,833,000
MUFG Securities Americas Inc.	8,750,000	9,333,000	5,833,000
nabSecurities, LLC	8,750,000	9,333,000	5,833,000
Natixis Securities Americas LLC	8,750,000	9,333,000	5,833,000
Santander Investment Securities Inc.	8,750,000	9,333,000	5,833,000
Scotia Capital (USA) Inc.	8,750,000	9,333,000	5,833,000
SG Americas Securities, LLC	8,750,000	9,333,000	5,833,000
The Governor and Company of the Bank of Ireland	8,750,000	9,333,000	5,833,000
Academy Securities, Inc.	2,500,000	2,667,000	1,667,000
CastleOak Securities, L.P.	2,500,000	2,667,000	1,667,000
Drexel Hamilton, LLC	2,500,000	2,667,000	1,667,000
Great Pacific Securities	2,500,000	2,667,000	1,667,000
Loop Capital Markets LLC	2,500,000	2,667,000	1,667,000
Mischler Financial Group, Inc.	2,500,000	2,667,000	1,667,000
R. Seelaus & Co., LLC	2,500,000	2,667,000	1,667,000
Samuel A. Ramirez & Company, Inc.	2,500,000	2,667,000	1,667,000
Siebert Williams Shank & Co., LLC	2,500,000	2,667,000	1,667,000
Total	$1,500,000,000	$1,600,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase each series of Notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the Notes of a series being offered, if any are taken.
Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of the other series of Notes. AIG may sell the 2025 Notes, the 2030 Notes, the 2050 Notes or any combination thereof.
We have been advised by the representatives of the underwriters that the Notes of each series sold by the underwriters to the public will initially be offered at the respective prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.200% of the principal amount of the 2025 Notes, up to 0.300% of the principal amount of the 2030 Notes and up to 0.525% of the principal amount of the 2050 Notes. Any such securities dealers may resell Notes of any series purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.150% of the principal amount of the 2025 Notes, up to 0.200% of the principal amount of the 2030 Notes and up to 0.350% of the principal amount of the 2050 Notes. After the initial offering of each series of Notes to the public, the underwriters may from time to time change the public offering price and other selling terms.
The following table shows the per Note and total underwriting discounts to be paid to the underwriters by us. The per Note discount is expressed as a percentage of the principal amount of the Notes.
Per 2025 Note	0.350%
2025 Notes Total	$5,250,000
Per 2030 Note	0.450%
2030 Notes Total	$7,200,000
Per 2050 Note	0.875%
2050 Notes Total	$8,750,000
The Notes of each series are a new issue of securities with no established trading market. We do not intend to list the Notes of any series on any national securities exchange or to include the Notes of any series in any automated quotation system. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for any series of Notes will develop and continue after this offering. We have been advised by the underwriters that the underwriters intend to make a market in each series of Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of Notes. See “Risk Factors — The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient” for a further discussion of this risk.
The underwriters intend to offer the Notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.
In order to facilitate the offering of each series of Notes, the underwriters (or persons acting on behalf of the underwriters) may engage in transactions that stabilize, maintain or otherwise affect the price of any or all series of Notes, in each case, with a view to supporting the market price of such series of Notes at a level higher than that which might otherwise prevail. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes of such series for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes of such series, the underwriters may bid for, and purchase, the Notes of such series on the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes of such series in the offering, if the syndicate repurchases previously distributed Notes of such series in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes of such series above independent market levels. The underwriters are not required to engage in these activities, and any such activity may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant series of Notes is made. If begun, the underwriters may end any of these activities at any time but, in the case of any Notes traded in the European Economic Area or the United Kingdom, such activities must end no later than the earlier of 30 calendar days after the issue date of the relevant Notes and 60 days after the date of the allotment of the relevant Notes. Any such activities must be conducted by the underwriters (or persons acting on behalf of the underwriters) in accordance with the applicable laws and rules.
We estimate that total out-of-pocket expenses of this offering payable by us, excluding underwriting discounts, will be approximately $1,000,000.
We have agreed to indemnify the several underwriters against, and to contribute toward, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Certain of the underwriters and their respective affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries, including in February 2020 AIG executed a $500 million accelerated share repurchase agreement with Citibank, N.A., an affiliate of Citigroup Global Markets Inc., pursuant to which Citibank N.A. received customary compensation. Certain of these relationships involve transactions that are material to us and our affiliates and for which those underwriters received significant fees. Certain of the underwriters have received, and may in the future receive, customary compensation from us and our subsidiaries for such services.
Certain of the underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters or their affiliates have a lending relationship with us or our subsidiaries, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our subsidiaries consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging their exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes of any series. Any such credit default swaps and short positions could adversely affect future trading prices of the Notes of any series. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect that delivery of the Notes will be made to investors on or about May 11, 2020, which is three business days following the date of the pricing of the Notes (such settlement cycle referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle on the second business day following the date of any contract for sale (such settlement cycle referred to as “T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before May 11, 2020 will be required, by virtue of the fact that the Notes will settle in T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.
Selling Restrictions
No action has been or will be taken by us that would permit a public offering of the Notes of any series, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Notes of any series, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes of any series may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Notes of any series may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
Canada
Each series of Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of any series of Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area and the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any applicable pricing supplement will only be distributed to and will only be directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes which are the subject of the offering contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to AIG; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.
No underwriter has issued or had in its possession for the purposes of issue, and no underwriter will issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “FIEA”). Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has represented, warranted and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any series of Notes, (b) has not offered or sold and will not offer or sell any Notes, whether directly or indirectly, and (c) has not made and will not make any Notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA,

(ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
This prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any series of Notes have not been and will not be circulated or distributed, nor has any Notes been or will any Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in section 2(1) of the SFA) or securities — based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of our obligations pursuant to sections 309B(1) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)) that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, AIG or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, offered or otherwise made available within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration or filing with or the approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise make available the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

VALIDITY OF THE NOTES
The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.
EXPERTS
The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the AIG’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
American International Group, Inc.
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debentures
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
Purchase Contracts

American International Group, Inc. (“AIG”) from time to time may offer to sell senior debt securities, subordinated debt securities, junior subordinated debentures, common stock, warrants and preferred stock, either separately or represented, in the case of preferred stock, by depositary shares. In addition, we may issue units comprised of, or purchase contracts for, these securities or securities of third parties as described below under “Description of Units AIG May Offer” and “Description of Purchase Contracts AIG May Offer.” Any series of debt securities, warrants, purchase contracts, units or preferred stock may be convertible into or exercisable or exchangeable for common stock or another series of preferred stock or other securities of AIG or debt or equity securities of one or more other entities. AIG may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus, except with respect to the Warrant Shares (as defined herein), which are described under “Additional Disclosures Regarding the Warrant Shares.” This prospectus may not be used in connection with the issuance or sale of securities other than the Warrant Shares unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” referred to on page ii to read about certain factors you should consider before buying the securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.
The date of this prospectus is February 28, 2018.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and its subsidiaries. References to “AIG,” “us,” “we” or “our” in the descriptions of our securities (including in “Additional Disclosures Regarding the Warrant Shares — Description of the Warrants Exercisable for the Warrant Shares” below) and in “Legal Ownership and Book-Entry Issuance” and “Plan of Distribution” below mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in each section, references to “holders” of securities described in that section mean those who own securities registered in their own names, on the books that we or the applicable trustee maintain for that purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
AIG is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by AIG and the documents incorporated by reference in this prospectus or any prospectus supplement. AIG has not authorized anyone to provide you with any other information, and AIG takes no responsibility for any other information that others may give you. AIG is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the securities.
i

RISK FACTORS
Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in the applicable prospectus supplement and pricing supplement, if any, and the documents incorporated by reference herein and therein (see “Where You Can Find More Information” in this prospectus) and, in the case of the Warrant Shares (as defined below), the risk factors set forth in “Additional Disclosures Regarding the Warrant Shares — Risk Factors”.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and other publicly available documents may include, and officers and representatives of AIG may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal” or “estimate.” These projections, goals, assumptions and statements may address, among other things, AIG’s:
•
exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers, sovereign bond issuers, the energy sector and currency exchange rates;

•
exposure to European governments and European financial institutions;

•
strategy for risk management;

•
actual and anticipated sales, monetizations and/or acquisitions of businesses or assets, including our ability to successfully consummate the purchase of Validus Holdings, Ltd.;

•
restructuring of business operations, including anticipated restructuring charges and annual cost savings;

•
generation of deployable capital;

•
strategies to increase return on equity and earnings per share;

•
strategies to grow net investment income, efficiently manage capital, grow book value per common share, and reduce expenses;

•
anticipated organizational, business and regulatory changes;

•
strategies for customer retention, growth, product development, market position, financial results and reserves;

•
management of the impact that innovation and technology changes may have on customer preferences, the frequency or severity of losses and/or the way AIG distributes and underwrites its products;

•
segments’ revenues and combined ratios; and

•
management succession and retention plans.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:
•
changes in market conditions;

•
negative impacts on customers, business partners and other stakeholders;

•
the occurrence of catastrophic events, both natural and man-made;

•
significant legal, regulatory or governmental proceedings;

•
the timing and applicable requirements of any regulatory framework to which AIG is subject, including as a global systemically important insurer (G-SII);

•
concentrations in AIG’s investment portfolios;

•
actions by credit rating agencies;

•
judgments concerning casualty insurance underwriting and insurance liabilities;

•
AIG’s ability to successfully manage Legacy portfolios;

•
AIG’s ability to successfully reduce costs and expenses and make business and organizational changes without negatively impacting client relationships or its competitive position;

•
AIG’s ability to successfully dispose of, monetize and/or acquire businesses or assets, including our ability to successfully consummate the purchase of Validus Holdings, Ltd.;

•
judgments concerning the recognition of deferred tax assets;

•
judgments concerning estimated restructuring charges and estimated cost savings; and

•
such other factors discussed in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 16, 2018.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG’s SEC filings are also available to the public through:
•
The SEC’s website at www.sec.gov; and

•
The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.
AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.
The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC), which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the securities are sold or the applicable offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):
(1)
Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 16, 2018;

(2)
The definitive proxy statement on Schedule 14A filed on May 19, 2017;

(3)
Current Reports on Form 8-K filed on January 22, 2018, January 23, 2018, February 8, 2018 and February 22, 2018; and

(4)
The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act, and the description of the share purchase rights associated with the common stock in the registration statement on Form 8-A, dated March 9, 2011, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated January 8, 2014, and Amendment No. 2 to Form 8-A, dated December 14, 2016.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 175 Water Street, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT AMERICAN INTERNATIONAL GROUP, INC.
AIG, a Delaware corporation, is a leading global insurance organization. Founded in 1919, today it provides a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. Its diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG’s principal executive offices are located at 175 Water Street, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of any securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER
Debt Securities May Be Senior, Subordinated or Junior Subordinated and Will Be Unsecured
We may issue senior debt securities, subordinated debt securities or junior subordinated debentures. None of the debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the subordinated debt indenture.
The junior subordinated debentures will be issued under our junior debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the junior debt indenture.
None of the indentures limits our ability to incur additional unsecured indebtedness.
When we refer to “debt securities” in this prospectus, we mean the senior debt securities, the subordinated debt securities and the junior subordinated debentures.
The Senior, Subordinated and Junior Debt Indentures
The senior debt securities, the subordinated debt securities and the junior subordinated debentures are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, the subordinated debt indenture, in the case of the subordinated debt securities, and the junior debt indenture, in the case of the junior subordinated debentures. Each indenture is a contract between AIG and The Bank of New York Mellon, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated and junior debt indentures, the provisions described in “— Special Situations — Limitation on Liens Covenant in the Senior Debt Indenture” below, and certain other differences noted in this section.
Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.
The trustee has two main roles:
1.
The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.
The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.
General
We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the subordinated debt indenture and junior debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.
This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.
We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to any specific series of debt securities, including original issue discount securities, may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the title of the series of debt securities;

•
whether it is a series of senior debt securities, a series of subordinated debt securities, or a series of junior subordinated debentures;

•
any limit on the aggregate principal amount of the series of debt securities;

•
the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•
the date or dates on which the series of debt securities will mature;

•
the rate or rates, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•
the place or places where the principal of and any premium and interest on the debt securities is payable;

•
the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•
any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of AIG;

•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;
•
if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•
if other than U.S. dollars, the currency of payment of principal and any premium and interest on debt securities of the series;

•
if the currency of payment for principal and any premium and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•
any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;

•
any covenants we make for the benefit of the series of debt securities;

•
the applicability of the provisions described under “— Defeasance” below;

•
any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•
if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•
any other special feature of the series of debt securities.

An investment in debt securities linked to an index may involve special risks. The prospectus supplement or pricing supplement relating to a series of indexed debt securities will describe the risks relating to such series of debt securities.
Overview of Remainder of This Description
The remainder of this description summarizes:
•
Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•
Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•
Subordination Provisions in the subordinated debt indenture and junior debt indenture that may prohibit us from making payment on those securities;

•
Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•
Holders’ rights if we Default or experience other financial difficulties.

Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.

Additional Mechanics
Form, Exchange and Transfer
Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
in denominations of $1,000 or integral multiples thereof. (Section 302)

If a debt security is issued as a registered global debt security, only the depositary named in your prospectus supplement will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures and the special provisions that apply to a registered global debt security, the depositary and its participants under “Legal Ownership and Book-Entry Issuance.”
Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 (or such integral multiple of $1,000 as may be specified in the applicable prospectus supplement) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.
Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee may require an indemnity before replacing any debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually approximately fifteen days in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities should take into consideration the fact that we will pay all the interest for an interest period to the registered holder as of the regular record date. Holders commonly adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We will pay interest, principal and any other money due on the debt securities at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) We discuss legal ownership of debt securities held in book-entry form below under “Legal Ownership and Book-Entry Issuance.”
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)
Special Situations
Limitation on Liens Covenant in the Senior Debt Indenture
We have made a covenant with respect to each series of senior debt securities issued under the senior debt indenture on or after December 3, 2010 (the “Covered Series”), that we will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary unless the securities of the Covered Series and, if we so elect, any of our other indebtedness ranking at least pari passu with the securities of the Covered Series, are secured equally and ratably with (or prior to) such other secured indebtedness. For the purpose of this covenant, “Designated Subsidiary” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which exceed 20% of our consolidated assets, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles in the United States as in effect on the last day of such calendar quarter.
Other than the covenant described above and the provisions described under “— Mergers and Similar Transactions” below, the senior debt indenture and the senior debt securities do not contain provisions that afford holders of our senior debt securities protection in the event we:
•
engage in a change of control transaction;

•
subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

•
issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•
purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to our senior debt securities;

•
sell assets;

•
pay dividends;

•
enter into transactions with related parties; or

•
conduct other similar transactions that may adversely affect the holders of the senior debt securities.

The prospectus supplement will include further discussion of the limited protections provided to holders of our senior debt securities.
Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease our properties and assets substantially as an entirety to another company or firm. However, we may not take any of these actions unless all the following conditions are met:
•
When we merge or consolidate out of existence or sell or lease our properties and assets substantially as an entirety, the other company or firm may not be organized under a foreign country’s laws — that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it must agree to be legally responsible for the debt securities.

•
The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell our properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver of the Debt Securities
There are three types of changes we can make to any indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders.   First, there are changes that cannot be made to any indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under that indenture. Affected debt securities may be all or less than all of the debt securities issued under that indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:
•
change the stated maturity of the principal or interest on a debt security;

•
reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•
change the place or currency of payment on a debt security;

•
impair a holder’s right to sue for payment;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•
modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.   The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)
Changes Not Requiring Approval.   The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Modification of Subordination Provisions.   In addition to the three types of changes described above, the subordinated debt indenture and junior debt indenture provide that we may not modify the subordination provisions of any outstanding subordinated debt securities or junior subordinated debentures, as applicable, without the consent of each holder of our Senior Debt that would be adversely affected thereby. (Section 907) The term “Senior Debt” is defined below under “Subordination Provisions.”
Further Details Concerning Voting.   When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because they are based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•
For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•
Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which holders may take action. (Section 104)
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.
Subordination Provisions
Holders of subordinated debt securities and junior subordinated debentures should recognize that contractual provisions in the indentures may prohibit us from making payments on those securities. Subordinated debt securities and junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indentures, to all of our Senior Debt, as defined in the applicable indenture.
The subordinated debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. As defined in the subordinated debt indenture, Senior Debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities, such as the junior subordinated debentures.
The junior debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. This definition of “Senior Debt” includes the subordinated debt securities. As defined in the junior debt indenture, Senior Debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debentures.
The subordinated debt indenture and junior debt indenture provide that, unless all principal of and any premium or interest on the Senior Debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities or junior subordinated debentures, as applicable, in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any Senior Debt beyond any applicable grace period, (b) in the event that any event of default with respect to any Senior Debt has occurred and is continuing, permitting the holders of that Senior Debt (or a trustee) to accelerate the maturity of that Senior Debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•
in the event that any subordinated debt securities or junior subordinated debentures, as applicable, have been declared due and payable before their stated maturity.

If the trustee under the indenture or any holders of the subordinated debt securities or junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the Senior Debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities or junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture or junior debt indenture, as applicable, and the holders of the applicable series can take action against us, but they will not receive any money until the claims of the holders of Senior Debt have been fully satisfied.
The subordinated debt indenture and the junior debt indenture each allow the holders of Senior Debt to obtain a court order requiring us and any holder of subordinated debt securities or junior subordinated debentures, as applicable, to comply with the subordination provisions.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:
•
We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•
We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

•
In the case of the subordinated debt securities and junior subordinated debentures, the following requirement must also be met:

•
No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities or junior subordinated debentures, as applicable, on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:
•
Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:
•
Covenants applicable to the series of debt securities and described in the prospectus supplement.

•
Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)
Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default?   The term “Event of Default” means any of the following:
•
We do not pay the principal of or any premium on a debt security within 5 days of its due date.

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We do not pay interest on a debt security within 30 days of its due date.

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We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

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We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

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Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.   If you are the holder of a subordinated debt security or junior subordinated debenture, all remedies available upon the occurrence of an event of default under the subordinated debt indenture or junior debt indenture, as applicable, will be subject to the restrictions described above under “— Subordination Provisions.” If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series, provided that all other defaults have been cured and all payment obligations have been made current. (Section 502)
You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.
Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If a reasonable indemnity (or, in the case of the subordinated debt indenture, an indemnity satisfactory to the trustee) is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. (Section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

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The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity (or, in the case of the subordinated debt indenture, an indemnity satisfactory to the trustee) to the trustee against the costs, expenses and liabilities of taking that action; and

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The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their best knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)
Our Relationship with the Trustee
The Bank of New York Mellon is one of our lenders and from time to time provides other banking services to us and our subsidiaries.
The Bank of New York Mellon serves as the trustee for our debt securities. Consequently, if an actual or potential event of default occurs with respect to the debt securities offered by this prospectus, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF COMMON STOCK
General
AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of February 7, 2018, there were 902,468,889 shares of common stock outstanding.
All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled:
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to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

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in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of the then-outstanding shares of preferred stock, as provided in AIG’s amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.
AIG has adopted direct company registration of its common stock. Holders of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.
The transfer agent for our common stock is Equiniti Trust Company, as successor to Wells Fargo Shareowner Services, a former division of Wells Fargo Bank, N.A.
Protective Amendment
Our board of directors and our shareholders approved an amendment to our previous amended and restated certificate of incorporation, which amendment has been included in our current amended and restated certificate of incorporation (such amendment, the “Protective Amendment”). The Protective Amendment is substantially the same as Article Thirteen of our previous amended and restated certificate of incorporation, but has a different expiration date as further described below. The purpose of the Protective Amendment is to prevent certain transfers of our securities that could result in an ownership change under Section 382 (“Section 382”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, materially inhibit our ability to use certain net operating loss carryforwards, capital loss carryforwards and foreign tax credit carryforwards to reduce future income taxes (the “Tax Attributes”).
The Protective Amendment generally restricts any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:
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increase the Beneficial Ownership (as defined below) of any Person (as defined below) to 4.99 percent or more of our common stock then outstanding or certain other classes of stock then outstanding (a “Five Percent Shareholder”); or

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increase the percentage of our stock Beneficially Owned by a Five Percent Shareholder.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i) and includes any successor (by merger or otherwise) of such entity.
A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) which such Person is considered to own under general federal income tax principles, (ii) which such Person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder or (iii) which any other Person Beneficially Owns, but only if such Person and such other Person are part of the same group of Persons that, with respect to such security, are treated as one “entity” as defined under Treasury Regulation § 1.382-3(a)(1).
Restricted transfers include sales to Persons whose resulting Beneficial Ownership of our common stock would equal or exceed the 4.99 percent threshold discussed above, or to Persons whose Beneficial Ownership of our common stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) apply in determining whether a Person is a Five Percent Shareholder under the Protective Amendment.
These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to AIG securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.
Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of our securities will be deemed to have disposed of, and would be required to dispose of, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of our common stock, or in the case of options, receiving our common stock in respect of their exercise. In this prospectus, the common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”
In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to an agent designated by our board of directors (the “Designated Agent”) along with any dividends or other distributions paid with respect to such excess stock. The Designated Agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by the Designated Agent, after deduction of all costs incurred by the Designated Agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the transferor in the prohibited transfer, or to a charitable beneficiary if the transferor cannot be readily identified. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the Designated Agent, and will be required to remit all proceeds to the Designated Agent (except to the extent we grant written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had the Designated Agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by the Designated Agent)).

The transfer restrictions in the Protective Amendment are subject to certain exceptions. Among other things, a transfer from one member of a “public group” (as defined under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” (as defined under Section 382) does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, our board of directors will have the discretion to approve a transfer of our securities that would otherwise violate the transfer restrictions if it determines that the transfer is in our best interests or if the board of directors receives a report, at the board of directors’ request, from our advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to us.
The protective amendment set forth in Article Thirteen of our previous amended and restated certificate of incorporation expired on the third anniversary of the annual meeting of our shareholders in 2014. The Protective Amendment expires on the earliest of (i) the close of business on the third anniversary of the annual meeting of our shareholders in 2017, (ii) the date on which our board of directors receives, at its request, a report from our advisors that the Protective Amendment is no longer necessary for the preservation of the Tax Attributes because of the amendment or repeal of Section 382 or any other change in law, (iii) the first day of a taxable year to which our board of directors receives a report, at its request, from our advisors that no Tax Attributes may be carried forward, and (iv) such date as the board of directors determines for the restrictions in the Protective Amendment to terminate.
The Tax Asset Protection Plan
Our board of directors adopted our Tax Asset Protection Plan on March 9, 2011 and amendments thereto on January 8, 2014 and December 14, 2016, all of which were ratified by our shareholders at our annual meetings of shareholders for 2011, 2014 and 2017, respectively (as so amended, the “Tax Asset Protection Plan”). Subject to certain limited exceptions, the Tax Asset Protection Plan is intended to act as a deterrent to any person or group acquiring 4.99 percent or more of our outstanding common stock (an “Acquiring Person”) without the approval of our board of directors. Our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Asset Protection Plan with respect to which it receives, at its request, a report from our advisors to the effect that such exemption would not create a significant risk of material adverse tax consequences to us, or our board of directors otherwise determines it is in our best interests.
The Rights.   In connection with the initial adoption of the Tax Asset Protection Plan, our board of directors previously issued a dividend of one right per each outstanding share of our common stock payable to our shareholders of record as of the close of business on March 18, 2011 and to holders of AIG common stock issued after that date. Subject to the terms, provisions and conditions of the Tax Asset Protection Plan, if these rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of our Participating Preferred Stock, par value $5.00 per share (the “Participating Preferred Stock”), for a purchase price of $185.00 per right (the “Exercise Price”). If issued, each one ten-thousandth of a share of Participating Preferred Stock would generally give a shareholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.
Exercisability.   The rights will not be exercisable until the earlier of (i) a public announcement by us that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would Beneficially Own 4.99 percent or more of our outstanding common stock. We refer to the date on which the rights become exercisable as the “Separation Time”.
Until the Separation Time, our common stock certificates (or the registration of uncertificated shares on our stock transfer books) will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Separation Time will constitute a transfer of the associated rights. After the Separation Time, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.
If there is an Acquiring Person on the Separation Time or a person or group becomes an Acquiring Person after the Separation Time, each holder of a right, other than rights that are or were Beneficially Owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Exercise Price that number of shares of our common stock (or, at AIG’s election, Participating Preferred Stock) having a market value of two times the exercise price of the right.
Exchange.   At any time after the Stock Acquisition Date, provided the Acquiring Person does not hold 50 percent or more of the outstanding common stock, our board of directors may exchange the rights, other than rights that are or were Beneficially Owned by an Acquiring Person (which will be void), in whole or in part, at an exchange ratio equal to one share of our common stock (or one ten-thousandth of a share of Participating Preferred Stock) per right.
Redemption.   At any time until the Stock Acquisition Date, the board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). Immediately upon action of the board of directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price.
Anti-Dilution Provisions.   The Exercise Price and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of our common stock.
Amendments.   Any of the provisions of the Tax Asset Protection Plan may be amended by our board of directors at any time and in any manner.
Expiration.   The rights issued pursuant to the Tax Asset Protection Plan will expire on the earliest of (i) the close of business on December 14, 2019, provided that the board of directors may determine to extend the Tax Asset Protection Plan prior to such date as long as our shareholders are asked to ratify such extension at the next succeeding annual meeting, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged and (iv) the time at which our board of directors receives, at its request, a report from our advisors that the Tax Attributes are utilized in all material respects or no longer available in any material aspect or that an ownership change under Section 382 or any applicable state law would not adversely impact in any material respect the time period in which we could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used.

DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES AIG MAY OFFER
We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. The prospectus supplement with respect to any offered preferred stock will include a description of the preferred stock that may be outstanding as of the date of the prospectus supplement. As of February 28, 2018, there were no shares of preferred stock outstanding.
The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:
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dividend rights;

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conversion or exchange rights;

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voting rights;

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redemption rights and terms;

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liquidation preferences;

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sinking fund provisions;

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the serial designation of the series; and

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the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.
Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.
Preferred stock may be issued in direct company registration form on the books and records of AIG, and purchasers of shares of preferred stock will be provided with a statement reflecting the number of shares registered in their accounts.
The prospectus supplement relating to any specific series of preferred stock may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such preferred stock.
Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares
If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of preferred stock, each depositary share shall represent a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be AIG, a bank or other financial institution selected by us and named in the prospectus supplement, as preferred stock depositary, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary is recognized as the holder of those shares.
Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.
We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF WARRANTS AIG MAY OFFER
General
We may issue warrants to purchase senior debt securities, subordinated debt securities, junior subordinated debentures, purchase contracts, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a warrant agreement to be entered into between AIG and a warrant agent. The warrant agent will act solely as AIG’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement.
We may issue warrants in one or more series. This section summarizes terms of the warrants that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
The applicable prospectus supplement will describe the terms of any warrants that we may offer, which may include the following:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currencies, including currency units or composite currencies, investors may use to purchase the warrants;

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the warrant agreement under which we will issue the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

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whether the warrants will be issued in registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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information with respect to book-entry procedures, if any;

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if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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if applicable, a discussion of material United States federal income tax considerations;

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the identity of the warrant agent, any depositaries and any execution, paying, transfer, calculation or other agents or registrars;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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anti-dilution provisions of the warrants, if any;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:
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securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

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one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”
We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:
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the warrant property;

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the cash value of the warrant property; or

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the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AIG to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS AIG MAY OFFER
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.
The prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS AIG MAY OFFER
We may issue purchase contracts in such amounts and in as many distinct series as we wish.
This section summarizes terms of the purchase contracts that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here. As may be specified in a prospectus supplement, we may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:
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securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

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one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:
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the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

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the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
Your prospectus supplement may contain, where applicable, the following information about your purchase contract:
•
whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•
whether the purchase contract is to be prepaid or not and the governing document for the contract;

•
whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•
the settlement date or dates on which the holder will be obligated to purchase such purchase contract properties and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•
the events, if any, that will cause AIG’s obligations and the obligations of the holder under the purchase contract to terminate;

•
whether the purchase contracts will be issued separately or as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor;

•
the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to AIG or distributed to the holder;

•
whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

•
the amount of the contract fee, if any, that may be payable by AIG to the holder or by the holder to AIG, the date or dates on which the contract fee will be payable and the extent to which AIG or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

ADDITIONAL DISCLOSURES REGARDING THE WARRANT SHARES
The information in this section is being provided in connection with the delivery of up to 71,260,709 shares of AIG’s common stock (the “Warrant Shares”), upon the exercise of warrants that were issued by AIG on January 19, 2011 as a dividend to holders of AIG’s common stock (each, a “Warrant” and, collectively, the “Warrants”). This section relates to the Warrant Shares to be issued by AIG upon exercise of the Warrants from time to time.
The Warrants may be exercised at any time in accordance with their terms until January 19, 2021, which is ten years after the date of the original issuance. As of February 28, 2018, each Warrant entitles the holder to purchase from us 1.023 shares of our Warrant Shares at an exercise price of $44.0005 per share, subject to further adjustments as described under “Anti-dilution Adjustments” below. In particular, on February 8, 2018, our board of directors announced a dividend of $0.32 on our common stock, which will result in a further adjustment to the number of Warrant Shares receivable upon Warrant exercise and an adjustment to the exercise price for each Warrant. If AIG continues paying quarterly dividends at the same rate, further adjustments would occur in the future.
The Warrants have been issued by AIG pursuant to a warrant agreement between AIG and Equiniti Trust Company, as successor to Wells Fargo Shareowner Services, a former division of Wells Fargo Bank, N.A., as Warrant Agent. The Warrants are listed on the NYSE under the symbol “AIG WS”.
Summary of the Offering
The following summary contains basic information about the Warrant Shares issuable upon exercise of the Warrants and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Warrant Shares and the Warrants, please refer to the subsection entitled “Description of the Warrants Exercisable for the Warrant Shares” below and the section entitled “Description of Common Stock” earlier in this prospectus.
Issuer	American International Group, Inc.
Warrant Shares to be issued, assuming full exercise of all Warrants	As of February 15, 2018, full exercise of the warrants would result in issuance of up to 58,424,708 shares of common stock, subject to adjustment.
Net proceeds, assuming full exercise of all Warrants	Approximately $2.571 billion (at the current exercise price of $44.0005 per share).
NYSE Listing for our common stock	“AIG”
NYSE Listing for our Warrants	“AIG WS”
Aggregate number of Warrants (outstanding as of February 15, 2018)	57,111,151.829
Exercisability	Each Warrant is exercisable for 1.023 Warrant Shares, subject to adjustment.
Exercise Price	$44.0005 per share, subject to adjustment. The Warrants require the payment of cash consideration. Further adjustments are likely to occur as described under “Anti-dilution Adjustments” below.

Exercise Period	The Warrants are generally exercisable at any time until 5:00 p.m., New York time, on January 19, 2021 (or, if that date is not a business day, the next business day), subject to the terms and conditions set forth in the Warrant Agreement (as defined below). In particular, the Warrants will be exercisable only if a registration statement relating to the Warrant Shares issuable upon exercise is effective and current.
Risk Factors
An investment in our common stock, including the Warrant Shares, involves certain risks. You should carefully consider the following risk factors, together with all of the other information included in or incorporated into this prospectus. You should also consider carefully each of the risk factors included in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Our holding company structure and certain regulatory and other constraints could affect our ability to pay our obligations.
American International Group, Inc., the issuer of the Warrant Shares, is a holding company and conducts substantially all of its operations through subsidiaries. It depends on dividends, distributions and other payments from its subsidiaries to fund dividends and to make payments due on its obligations, including its outstanding debt. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to American International Group, Inc., the issuer of the Warrant Shares, in the future because of the need to support their own capital levels or because of regulatory limits. The inability of our subsidiaries to make payments, dividends or distributions in an amount sufficient to enable AIG to meet its cash requirements could have an adverse effect on our operations, our ability to pay dividends or our ability to meet our debt service obligations.
The price of our common stock has fluctuated and may continue to fluctuate significantly, which may make it difficult for you to resell shares of our common stock, including the Warrant Shares, owned by you at times or at prices you find attractive.
The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
•
sales by us or large shareholders of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock, or the perception that such sales could occur;

•
periodic variations in our operating results or the quality of our assets;

•
operating results that vary from the expectations of securities analysts and investors;

•
changes in expectations as to our future financial performance;

•
the operating and securities price performance of other companies that investors believe are comparable to us;

•
actions by credit rating agencies;

•
factors as noted or referenced in this section under “— Risk Factors” and under comparable headings in the documents incorporated by reference in this prospectus; and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally.

The exercise, or the expectation of the exercise, of our Warrant Shares may also influence our stock price.
In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.
We may be unable to pay dividends or repurchase shares of our common stock, including the Warrant Shares, in the future.
The payment of any dividend or repurchase of any shares of common stock, including any of our Warrant Shares, will be subject to the approval of our board of directors, in its sole discretion. In considering whether to pay a dividend or purchase shares of our common stock, our board of directors considers such matters as the performance of our businesses, our consolidated financial condition, results of operations and liquidity, available capital, the existence of investment opportunities, contractual, legal and regulatory restrictions on the payment of dividends by our subsidiaries, rating agency considerations, including the potential effect on our debt ratings, and such other factors as our board of directors may deem relevant.
Our common stock, including the Warrant Shares, is an equity security and is subordinate to our existing and future indebtedness and our preferred stock.
Shares of our common stock, including the Warrant Shares, are equity interests in us and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, the holders of our common stock are subject to the prior dividend and liquidation rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock.
The Protective Amendment and the Tax Asset Protection Plan could have an anti-takeover effect.
Although the reason our board of directors approved the Protective Amendment (which is included in our current amended and restated certificate of incorporation) and adopted the Tax Asset Protection Plan is to protect the long-term value of certain tax attributes that may reduce future income taxes, the Protective Amendment could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.99 percent or more of our common stock. Similarly, while the Tax Asset Protection Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an acquiring person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment and the Tax Asset Protection Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. See “Description of Common Stock — Protective Amendment” and “Description of Common Stock — The Tax Asset Protection Plan” in this prospectus for a more detailed discussion about the Protective Amendment and the Tax Asset Protection Plan.
Description of the Warrants Exercisable for the Warrant Shares
On January 19, 2011, AIG issued Warrants as a dividend to holders of record of common stock as of the record date, January 13, 2011. As of February 15, 2018, 57,111,151.829 Warrants were outstanding.
The Warrants were issued by AIG pursuant to the Warrant Agreement, dated January 6, 2011 between AIG and Equiniti Trust Company, as successor to Wells Fargo Shareowner Services, a former division of Wells Fargo Bank, N.A., as Warrant Agent (the “Warrant Agreement”). The following description of the Warrants is a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement, which was filed as an exhibit to AIG’s Current Report on Form 8-K, filed on January 7, 2011. The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the issuance of a dividend in the form of warrants is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Warrants are listed on the NYSE under the symbol “AIG WS”.
As of February 28, 2018, each Warrant represents the right to purchase from AIG 1.023 Warrant Shares at an exercise price of $44.0005 per share, payable in U.S. dollars (subject to adjustment as described under “Anti-dilution Adjustments” below). The Warrants will expire on January 19, 2021 (or, if that date is not a Business Day (as defined below), the next Business Day) (the “Expiration Date”). AIG issued the Warrants in uncertificated, direct registration form. Holders of Warrants are not entitled to receive physical certificates. Registration of ownership will be maintained by the Warrant Agent. AIG will at all times reserve the aggregate number of Warrant Shares for which the Warrants may be exercised. The Warrants are not redeemable by AIG.
All or any part of the Warrants may be exercised prior to 5:00 p.m., New York time, on any Business Day (each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York) through the Expiration Date by delivering a completed form of election to purchase Warrant Shares and payment of the then-current exercise price to the Warrant Agent. Any such delivery that occurs on a day that is not a Business Day or is received after 5:00 p.m. New York time on any given Business Day shall be deemed received and exercised on the next succeeding Business Day. Upon such delivery, AIG shall issue such whole number of Warrant Shares as the holder is entitled to receive, together with cash in respect of any fractional Warrant Share otherwise issuable in connection with the exercise. The Warrant Shares issuable upon exercise will be issued by Equiniti Trust Company, AIG’s transfer agent, through AIG’s direct registration system for the account of the exercising Warrant holder.
The Warrant Agreement may be amended without the consent of any holder of the Warrants for the purpose of curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision, or to add or change any other provisions as AIG and the Warrant Agent may deem necessary or advisable. The consent of a majority in interest of the then-outstanding Warrants is required for any amendment that materially and adversely affects the interests of the holders of the then-outstanding Warrants. The consent of each holder of a then-outstanding Warrant is required for certain amendments, including any amendment that would change the exercise price (other than pursuant to adjustment as described below), decrease the number of shares issuable upon exercise (other than pursuant to adjustment as described below) or shorten the time period during which the Warrants are exercisable.
A holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of Warrant Shares, including, without limitation, the right to vote or to receive dividends or other distributions.
AIG has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement, filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the holders upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. AIG may suspend the availability of the registration statement relating to the Warrants from time to time for a maximum of 90 days in a given 365-day period, if the board of directors of AIG determines that such a suspension would be necessary to comply with applicable laws and AIG provides notice to the holders of the Warrants. If the registration is so suspended in the 45 days prior to the Expiration Date of the Warrants, the Expiration Date of the Warrants will be delayed a number of days equal to the number of days during such 45-day period that the registration statement was suspended.
The Warrants will be exercisable only if there is an effective shelf registration statement, filed pursuant to Rule 415 (or any successor provision) under the Securities Act, registering the issuance of Warrant Shares upon exercise, and only if the Warrant Shares issuable upon exercise are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the exercising Warrant holder resides.

All expenses related to the registration and approval of the Warrant Shares issuable upon exercise of the Warrants will be borne by AIG.
Anti-dilution Adjustments
The exercise price is subject to adjustment, without duplication, if certain events occur:
1.   If AIG issues common stock as a dividend or distribution to all holders of common stock, or subdivides or combines common stock, then the exercise price will be adjusted based on the following formula:
EP1 = EP0 x (OS0/OS1)
where,
EP0	=	the exercise price in effect at the close of business on the record date
EP1	=	the exercise price in effect immediately after the record date
OS0	=	the number of shares of common stock outstanding at the close of business on the record date prior to giving effect to such event
OS1	=	the number of shares of common stock that would be outstanding immediately after, and solely as a result of, such event
2.   If AIG issues to all holders of common stock certain rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of common stock at less than the Current Market Price (as defined below) of the common stock as of the record date, then the exercise price will be adjusted based on the following formula:
EP1 = EP0 x (OS0 + Y)/(OS0 + X)
where,
EP0	=	the exercise price in effect at the close of business on the record date
EP1	=	the exercise price in effect immediately after the record date
OS0	=	the number of shares of common stock outstanding at the close of business on the record date prior to giving effect to such event
X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants
Y	=	the aggregate price payable to exercise such rights divided by the average of the VWAP (as defined below) per share of the common stock over each of the 10 consecutive trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights, options or warrants
However, the exercise price will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.
“Current Market Price” means, in respect of a share of common stock on any day of determination, the average of the VWAP per share of common stock over each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“VWAP” per share of the common stock on any trading day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) page AIG US AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant trading day; or, if such volume weighted average price is unavailable, VWAP means the market value per share of common stock on such trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by AIG.
3.   If AIG makes a dividend or other distribution to all holders of common stock of shares of AIG’s capital stock (other than common stock), rights to acquire AIG’s capital stock or evidences of AIG’s indebtedness or assets (excluding any dividend, distribution or issuance covered by paragraph (1) or (2) above or paragraph (4) or (5) below), then the exercise price will be adjusted based on the following formula:
EP1 = EP0 x (SP0 - FMV)/SP0
where,
EP0	=	the exercise price in effect at the close of business on the record date
EP1	=	the exercise price in effect immediately after the record date
SP0	=	the Current Market Price as of the record date
FMV	=	the Fair Market Value (as defined below), on the record date, of the shares of capital stock of AIG, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of common stock
“Fair Market Value” of any property or assets means the fair market value of such property or assets as determined in good faith by AIG’s board of directors (which good faith determination shall be conclusive and binding).
However, if the transaction that gives rise to an adjustment pursuant to this paragraph (3) is one pursuant to which the payment of a dividend or other distribution on the common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange, then the exercise price will instead be adjusted based on the following formula:
EP1 = EP0 x MP0 /(FMV0 + MP0 )
where,
EP0	=	the exercise price in effect at the close of business on the record date
EP1	=	the exercise price in effect immediately after the record date
FMV0	=	the average of the VWAP (as defined below) of the capital stock or similar equity interests distributed to holders of common stock applicable to one share of common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to common stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the common stock
MP0	=	the average of the VWAP per share of the common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to common stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the common stock

“VWAP” per share of such capital stock or similar equity interests on any trading day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant trading day or, if such volume weighted average price is unavailable, VWAP means the market value per share of such capital stock or similar equity interests on such trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by AIG.
4.   If AIG makes a cash distribution to all holders of common stock, excluding (a) any cash dividend on common stock to the extent that the aggregate cash dividend per share of common stock does not exceed $0.675 per share of common stock in the aggregate in any twelve-month period (the “Dividend Threshold Amount”), (b) any cash that is distributed as part of a distribution referred to in paragraph (3) above, and (c) any consideration payable in connection with a tender offer referred to in paragraph (5) below, then the exercise price will be adjusted based on the following formula:
SR1 = SR0 x (SP0 - C)/SP0
where,
SR0	=	the exercise price in effect at the close of business on the record date
SR1	=	the exercise price in effect immediately after the record date
SP0	=	the Current Market Price as of the record date
C	=	the excess of the amount in cash per share of common stock that AIG distributes to holders over the Dividend Threshold Amount
The Dividend Threshold Amount is subject to adjustment on a proportional basis whenever the exercise price is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the exercise price pursuant to this paragraph (4).
5.   If AIG or one or more of its wholly owned subsidiaries purchases common stock in a tender offer subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (but not including any exchange offer pursuant to Section 3(a)(9) of the Securities Act), where (a) the number of shares purchased in such tender offer exceeds 30% of the number of shares of common stock outstanding on the last date on which tenders may be made pursuant to such tender offer (the “offer expiration date”) and (b) the cash and value of any other consideration included in the payment per share of common stock validly tendered exceeds the VWAP per share of common stock on the trading day next succeeding the offer expiration date, then the Exercise Price will be adjusted based on the following formula:
EP1 = EP0 x (SP1 x OS0 )/(FMV + (SP1 x OS1 ))
where,
EP0	=	the exercise price in effect at the close of business on the offer expiration date
EP1	=	the exercise price in effect immediately after the offer expiration date
FMV	=	the Fair Market Value, on the offer expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered and not withdrawn as of the offer expiration date (the “Purchased Shares”)
OS1	=	the number of shares of common stock outstanding at the last time tenders may be made pursuant to such tender offer (the “Expiration Time”) less any Purchased Shares
OS0	=	the number of shares of common stock outstanding at the Expiration Time, including any Purchased Shares
SP1	=	the average of the VWAP per share of the common stock over each of the 10 consecutive trading days commencing with the trading day immediately after the Expiration Time

In addition, AIG may, but will not be required to, decrease the exercise price if the board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reason.
Upon any adjustment in the exercise price, each Warrant will evidence the right to purchase the number of shares of common stock obtained by multiplying the number of shares of common stock purchasable immediately prior to the adjustment by the exercise price in effect immediately prior to the adjustment and dividing that product by the exercise price in effect after the adjustment. All anti-dilution adjustment calculations will be made to the nearest hundredth of a cent or 1/1,000th of a share, as applicable. No adjustment will be required if the calculation results in a change to the exercise price of less than ten cents; however, any such amount will be carried forward and applied in any subsequent adjustment of the exercise price.
No adjustment will be made to the exercise price that would reduce the exercise price below the par value per share of common stock. In addition, the exercise price will not be adjusted in any of the following events:
•
upon the issuance of shares of common stock or securities convertible into, or exercisable or exchangeable for, common stock in public or private transactions at any price deemed appropriate by AIG in its sole discretion;

•
upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on AIG’s securities and the investment of additional optional amounts in shares of common stock under any plan of that type;

•
upon the issuance of any shares of common stock or options or rights to purchase those shares or any other award that relates to or has a value derived from the value of common stock or other securities of AIG, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by AIG or any of its subsidiaries;

•
upon the issuance of any shares of common stock pursuant to any option, warrant or right or other security exercisable for, or exchangeable or convertible into, shares of common stock in public or private transactions at any price deemed appropriate by AIG in its sole discretion;

•
for a change in the par value or no par value of the common stock;

•
for accumulated and unpaid dividends; or

•
upon the issuance of any shares of common stock pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, shares of common stock that was outstanding as of the date the Warrants were first issued.

In addition, an issuance of rights pursuant to a shareholder rights plan or tax asset protection plan (i.e., a poison pill) that has been adopted by AIG will not trigger an adjustment to the exercise price, nor will the distribution, exercise, redemption, termination or invalidation of any rights pursuant to a shareholder rights plan or tax asset protection plan. In the event that a shareholder rights plan or tax asset protection plan is in effect on the date of exercise, holders will receive upon exercise of the Warrants, in addition to the shares of common stock, the rights under the shareholder rights plan or under the tax asset protection plan, unless prior to exercise, the rights under the plan have separated from the shares of common stock, in which case the exercise price will be adjusted at the time of separation as if AIG had distributed, to all holders of common stock, the shares of common stock or other assets issuable upon exercise of the rights, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Written notice of adjustments will be provided to the holders of Warrants within thirty days after any adjustment.

In the event of certain capital reorganizations, consolidations or mergers of AIG, holders of Warrants that have not been exercised or otherwise expired, terminated or cancelled, will have the right to receive, upon exercise, the kind and amount of securities, cash and other property receivable by a holder of shares of common stock immediately prior to such reorganization, consolidation or merger.
Use of Proceeds of Warrant Shares
In the event that all of the Warrants are exercised by the holders thereof at the current exercise price of $44.0005 per share, AIG would receive proceeds of approximately $2.571 billion. The Warrants might never be exercised and there is no guarantee that AIG will receive some or all of these proceeds. AIG expects that it will use the proceeds from the exercise of the Warrants, if any, for general corporate purposes.

CONSIDERATIONS RELATING TO NON-U.S. DOLLAR DEBT SECURITIES
This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in debt securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these debt securities are not an appropriate investment for you.
The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments on the debt securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.
Information About Exchange Rates May Not Be Indicative of Future Performance
With respect to any debt security denominated in a currency other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
An Investment in a Non-U.S. Dollar Debt Security Involves Currency-Related Risks
If you invest in debt securities that are denominated in a currency other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a debt security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies, the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments, and the possibility of any relevant foreign currency ceasing to be available (such that the foreign currency is no longer used by the government of the country or other political unit issuing such currency, including as a result of the partial or full break-up of the European Monetary Union). These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.
Changes in Currency Exchange Rates Can Be Volatile and Unpredictable
In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the dollar-equivalent value of payments on the debt security, including the principal payable at maturity or the settlement value payable upon exercise. That, in turn, could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Debt Security
Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated debt securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.
Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.
Non-U.S. Dollar Debt Securities May Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency
Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls, our inability to obtain the currency because of a disruption in the currency markets or the unavailability of the relevant foreign currency that ceases to be used by the government of the country or other political unit issuing such currency, including as a result of the partial or full break-up of the European Monetary Union. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. In addition, a determination of the exchange rate may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment and may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.
Payments Due in Other Currencies May Be Made From an Overseas Bank
Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on debt securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.
We Will Not Adjust Non-U.S. Dollar Debt Securities to Compensate for Changes in Currency Exchange Rates
Except as described in the applicable prospectus supplement, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Debt Security, an Investor May Bear Currency Exchange Risk
The debt securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a debt security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.
In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Determinations Made by the Exchange Rate Agent
All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in the applicable prospectus supplement or pricing supplement). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who is the Legal Owner of a Registered Security?
Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “— What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend an indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?
Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:
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The Depository Trust Company, New York, New York, which is known as “DTC”;

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Euroclear System, which is known as “Euroclear”;

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Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

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any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

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An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

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The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-globalsecurities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”
Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

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if we determine and notify the trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to DTC
DTC has informed us as follows:
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

“clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”
To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the relevant trustee or agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant trustee or agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us, our agent or the relevant trustee, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations Relating to Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS
This section describes the material United States federal income and estate tax consequences of owning certain of the debt securities, common stock, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Other Debt Securities,” and of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property will be described in the applicable prospectus supplement. This section does not address the tax treatment of any warrants, purchase contracts or units that we may offer. The tax treatment of such warrants, purchase contracts or units will be discussed in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
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a dealer in securities or currencies;

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

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a bank;

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an insurance company;

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a thrift institution;

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a regulated investment company;

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a tax-exempt organization;

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a person that owns debt securities, common stock, preferred stock or depositary shares that are a hedge or that are hedged against interest rate or currency risks;

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a person subject to the alternative minimum tax;

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a person that owns debt securities, common stock, preferred stock or depositary shares as part of a straddle or conversion transaction for tax purposes;

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a person that purchases or sells debt securities, common stock, preferred stock or depositary shares as part of a wash sale for tax purposes; or

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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership holds the debt securities, common stock, preferred stock or depositary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding debt securities, common stock, preferred stock or depositary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities, common stock, preferred stock or depositary shares.
Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
You are a United States holder if you are a beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:
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a citizen or resident of the United States;

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a domestic corporation;

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an estate whose income is subject to United States federal income tax regardless of its source; or

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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:
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a nonresident alien individual;

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a foreign corporation; or

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an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security, common stock, preferred stock or depositary shares.

You are a “noncorporate” United States holder or United States alien holder, as applicable, if you are not treated as a corporation for United States federal income tax purposes.
Taxation of Debt Securities
This subsection describes the material United States federal income and, in the case of United States alien holders, estate tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Other Debt Securities,” which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.
United States Holders
Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.
Payments of Interest
Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Cash Basis Taxpayers
If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers
If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.
When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Original Issue Discount
If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities.” In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1∕4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount that is not stated interest, you generally include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount other than stated interest by a fraction equal to:
•
the amount of the principal payment made divided by:

•
the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.
You can determine the amount of original issue discount allocable to an accrual period by:
•
multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•
subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:
•
adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•
subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.
The amount of original issue discount allocable to the final accrual period is equal to the difference between:
•
the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•
your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium
If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:
•
the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•
the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest
An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:
•
a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•
the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•
the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.
Debt Securities Subject to Contingencies Including Optional Redemption
Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:
•
the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•
one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:
•
in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•
in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.
If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.
Election to Treat All Interest as Original Issue Discount
You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.
If you make this election for your debt security, then, when you apply the constant-yield method:
•
the issue price of your debt security will equal your cost;

•
the issue date of your debt security will be the date you acquired it; and

•
no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.
Variable Rate Debt Securities
Your debt security will be a variable rate debt security if:
•
your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•
.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•
15 percent of the total noncontingent principal payments; and

•
your debt security provides for stated interest, compounded or paid at least annually, only at:

•
one or more qualified floating rates;

•
a single fixed rate and one or more qualified floating rates;

•
a single objective rate; or

•
a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:
•
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•
the rate is equal to such a rate either:

•
multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

•
multiplied by a fixed multiple greater than 0.65 but not more than 1.35, then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.
Your debt security will have a variable rate that is a single objective rate if:
•
the rate is not a qualified floating rate; and

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
An objective rate as described above is a qualified inverse floating rate if:
•
the rate is equal to a fixed rate minus a qualified floating rate and

•
the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:
•
the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•
the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.
If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:
•
determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•
constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•
determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•
adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
Short-Term Debt Securities
In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.
Non-U.S. Dollar Currency Original Issue Discount Debt Securities
If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.
Market Discount
You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:
•
you purchase your debt security for less than its issue price as determined above; and

•
the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1∕4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1∕4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.
You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.
If you own a market discount debt security, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income currently unless you elect to do so as described above.
Debt Securities Purchased at a Premium
If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.
If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.
If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”
Purchase, Sale and Retirement of the Debt Securities
Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:
•
adding any original issue discount or market discount previously included in income with respect to your debt security; and then

•
subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.
You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.
You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:
•
described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount;” or

•
attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the debt security is held for more than one year.
You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.
Exchange of Amounts in Other Than U.S. Dollars
If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.
Other Debt Securities
The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG or debt or equity securities of one or more third parties, debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.
Medicare Tax
A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of the debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.
United States Alien Holders
This subsection describes the material United States federal income and estate tax consequences to a United States alien holder. This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.
Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States alien holder of a debt security:
•
we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
you are not a controlled foreign corporation that is related to us through stock ownership;

•
the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•
you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•
in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•
the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•
a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-UnitedStates branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•
a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);
•
the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•
certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•
to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form; or

•
the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•
no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Federal Estate Taxes
Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:
•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•
the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions
Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a United States alien holder, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including original issue discount, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA if you are, or are presumed to be, a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.
Taxation of Common Stock, Preferred Stock and Depositary Shares
This subsection describes the material United States federal income and, in the case of United States alien holders, estate tax consequences of owning, selling and disposing of the common stock, preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into, or exercisable or exchangeable for, securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.
United States Holders
Distributions
You will be taxed on distributions on common stock or preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you will be taxable at preferential rates, provided that you hold your shares of common stock or preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if a dividend is on preferred stock and is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 50% dividends-received deduction.
You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the common stock or preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the common stock or preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction
Corporate shareholders may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in common stock or preferred stock should consider the effect of:
•
Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in certain portfolio stock;

•
Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•
Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends
If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the common stock or preferred stock generally would be a dividend that:
•
equals or exceeds 5% (in the case of preferred stock) or 10% (in the case of common stock) of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•
exceeds 20% of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on the common stock or preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a repurchase or redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of common stock or preferred stock in your particular circumstances.
Redemption Premium
If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities —

United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.
Sale or Exchange of Common Stock and Preferred Stock Other Than by Repurchase or Redemption
If you sell or otherwise dispose of your common stock or preferred stock (other than by repurchase or redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the common stock or preferred stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.
Repurchase or Redemption of Common Stock or Preferred Stock
If we repurchase or redeem your common stock or preferred stock, it generally would be a taxable event. You would be treated as if you had sold your common stock or preferred stock if the repurchase or redemption:
•
results in a complete termination of your stock interest in us;

•
is substantially disproportionate with respect to you; or

•
is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.
If we repurchase or redeem your common stock or preferred stock in a repurchase or redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the common stock or preferred stock repurchased or redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the common stock or preferred stock for more than one year.
If a repurchase or redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce your tax basis in the common stock or preferred stock and thereafter would be treated as capital gain. If a repurchase or redemption of the common stock or preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the treatment of your basis in the repurchased or redeemed common stock or preferred stock.
Medicare Tax
A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of the common stock and preferred stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the common stock and preferred stock.
United States Alien Holders
Except as described below, if you are a United States alien holder of common stock or preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
•
a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•
you are not a United States person; and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of Common Stock and Preferred Stock
If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock or preferred stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•
you are an individual, you hold the common stock or preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•
we are or have been a United States real property holding corporation for federal income tax purposes and certain other conditions are met.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.
Federal Estate Taxes
Common stock or preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
FATCA Withholding
Pursuant to FATCA, a 30% FATCA withholding tax may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of common stock or preferred stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock or preferred stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of common stock or preferred stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a non-corporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all dividend payments, or other taxable distributions, made on your common stock or preferred stock. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of the proceeds of the sale, repurchase or redemption of your common stock or preferred stock before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of dividends) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a United States alien holder, we and other payors are required to report payments of dividends on your common stock or preferred stock on Internal Revenue Service Form 1042-S. Payments of dividends or other taxable distributions made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of common stock or preferred stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from the sale of common stock or preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of common stock or preferred stock under FATCA if you are, or are presumed to be, a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. AIG, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither AIG nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.
Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION
AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.
AIG will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.
AIG, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
AIG may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with, or perform services for, AIG or its affiliates in the ordinary course of their businesses.
VALIDITY OF THE SECURITIES
Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the securities will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.
EXPERTS
The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$4,100,000,000
American International Group, Inc.
$1,500,000,000 2.500% Notes Due 2025
$1,600,000,000 3.400% Notes Due 2030
$1,000,000,000 4.375% Notes Due 2050

PROSPECTUS SUPPLEMENT

Global Coordinators and Joint Book-Running Managers
Citigroup	J.P. Morgan
Joint Book-Running Managers
BNP PARIBAS	BofA Securities	HSBC	Morgan Stanley	RBC Capital Markets	US Bancorp
Senior Co-Managers
Barclays Mizuho Securities	Credit Agricole CIB NatWest Markets UniCredit Capital Markets LLC	Credit Suisse PNC Capital Markets LLC	Deutsche Bank Securities Inc. SMBC Nikko Wells Fargo Securities, LLC	Goldman Sachs & Co. LLC Standard Chartered Bank
Co-Managers
Academy Securities Great Pacific Securities MUFG	ANZ Securities ICBC Standard nabSecurities, LLC	Bank of Ireland ING Natixis	BBVA Loop Capital Markets Ramirez & Co., Inc.	CastleOak Securities, L.P. Mischler Financial Group, Inc. R. Seelaus & Co., LLC	Drexel Hamilton M&T Securities Santander
Scotiabank				SOCIETE GENERALE
Siebert Williams Shank

May 6, 2020